UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 15, 2005

                       Speaking Roses International, Inc.
             (Exact name of registrant as specified in its charter)

                Utah                          0-22515                           20-0612376
  (State or other jurisdiction of     (Commission File Number)     (I.R.S. Employer Identification No.)
           incorporation)

                               404 Ironwood Drive
                           Salt Lake City, Utah 84115
                    (Address of principal executive offices)

                                 (801) 433-3900
              (Registrant's telephone number, including area code)

                                 Former Address:
                          545 West 500 South, Suite 170
                              Bountiful, Utah 84010

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Company's management and the Audit Committee of its Board of Directors have readdressed the Company's accounting for the settlement of specific loans to the Company by certain of its shareholders through the issuance of 1,000,000 of the Company's common shares in June 2005 (the "Transaction"). These shares had been held as collateral for the repayment of the loans. The value of the common shares issued in satisfaction of these loans reflected a 48 percent discount to the average quoted market price of the Company's common shares for the 10 days immediately preceding the Transaction, and the amount of that discount should have been reflected as loss on extinguishment of debt in the statement of operations for the three and six months ended June 30, 2005. On November 15, 2005, the Audit Committee of the Board of Directors concluded that the condensed interim financial statements and information contained in the Company's Form 10-QSB filed on August 19, 2005 for the three and six months ended June 30, 2005 (the "Original Report"), did not accurately reflect the appropriate amount of expense associated with such loans.

On November 15, 2005, the Company's management and the Audit Committee of its Board of Directors determined it was appropriate to amend Form 10-QSB (the "Amended Report") for the period ended June 30, 2005, to restate the Company's balance sheet as of June 30, 2005, and the related statements of operations for the three and six months then ended and statement of cash flows for the six months then ended, to account for the increased expense. On November 22, 2005, prior to the filing of this Current Report on Form 8-K, the Company filed the Amended Report. The restated financial statements contained in the Amended Report reflect increased expense, increased net loss, and increased net loss per common share for the three and six months ended June 30, 2005. The restated financial statements included in the Amended Report reflected this increased expense as interest expense when a more appropriate presentation should have been loss on extinguishment of debt. Accordingly, a reclassification of this expense will be made in the Company's Form 10-KSB for the year ending December 31, 2005 and all future filings. This reclassification does not affect the balance sheet, net loss, net loss per common share, or loss from operations because both captions are in "other income (expense)" in the Company's statements of operations. The Amended Report should be relied on in lieu of the financial statements included in the Company's Original Report.

Mayer Hoffman & McCann, the Company's former independent registered public accounting firm for the period ended June 30, 2005, concurred with the Company's conclusion to amend the Original Report, as did the Company's current independent registered public accounting firm, Tanner LC. The Company's management and its Audit Committee discussed with Tanner LC the matters described in this Form 8-K/A and included in the Amended Report.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated: December 23, 2005

                                            Speaking Roses International, Inc.
                                            By:  /s/ John W. Winterholler
                                               --------------------------
                                                     John W. Winterholler,
                                                     Chief Executive Officer